                                                             Exhibit 10.10
                               EXCHANGE AGREEMENT

     This Exchange Agreement (the "Agreement") is made and entered into this 23rd day of February, 1994, by and between CMS Enhancements, Inc., a Delaware corporation ("CMS-Parent") and Mr. James D'Jen ("D'Jen") for the acquisition by D'Jen from CMS-Parent of all the issued and outstanding shares of CMS Enhancements (S) PTE Ltd., a Singapore corporation ("CMS-Sub") in exchange for 350,000 shares of the Common Stock of CMS-Parent.

                             W I T N E S S E T H :

     WHEREAS, CMS-Parent owns all of the issued and outstanding shares of CMS-Sub stock; and

     WHEREAS, CMS-Parent desires to exchange all of the outstanding shares of CMS-Sub for 350,000 shares of CMS-Parent and D'Jen desires to acquire all of the outstanding shares of CMS-Sub pursuant to the terms hereof, intended to be a "tax-free" exchange exempt from U.S. taxation under the provisions of Section 355 of the Internal Revenue Code of 1986, as amended; and

     WHEREAS, D'Jen has been an officer and Director of CMS-Parent and CMS-Sub, and was instrumental in the formation and operation of CMS-Sub, such that he is familiar with the corporate status and business operations of CMS-Sub.

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:


1.  BASIC TERMS.
    -----------

     1.01  Exchange of Shares.   Upon the terms and conditions contained in this
           ------------------
Agreement, CMS-Parent agrees to sell, convey, assign and transfer to D'Jen all of the issued and outstanding shares of CMS-Sub (the "CMS-Sub Shares"), and D'Jen agrees to accept such CMS-Sub Shares in exchange for the 350,000 shares of CMS-Parent owned by D'Jen and identified by the Certificate Nos. listed on Exhibit "A," which is attached hereto and incorporated herein by this reference, on the terms set forth herein.

     1.02   Purchase Price, Terms.   D'Jen in consideration of the sale,
            ---------------------
conveyance, assignment and transfer of the CMS-Sub Shares will deliver to CMS-Parent stock certificates evidencing the 350,000 shares of the issued and outstanding Common Stock of CMS-Parent identified on Exhibit "A," together with duly executed Stock Powers, signature guaranteed by D'Jen's bank, to permit the transfer thereof into the name of CMS-Parent. The Stock Certificates to be delivered are identified on Exhibit "A," which is attached hereto as Exhibit "A" and incorporated herein by this reference. The delivery and transfer of such CMS-Parent Shares shall constitute the full and complete exchange price for the CMS-Sub Shares.

     1.03   The Closing.   The exchange of the shares hereunder (the "Closing")
            -----------
shall take place at the offices of Stradling, Yocca, Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660-6441 on or before April 30, 1994, [such time and date being herein called the ("Closing Date")], or at such other time as may be agreed upon between the parties, at the offices of CMS-Parent.


2.  REPRESENTATIONS AND WARRANTIES OF CMS-PARENT.
    --------------------------------------------

     CMS-Parent hereby represents, warrants and agrees that:

     2.01   Organization and Good Standing.   CMS-Parent is a corporation duly
            ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to own its property and to carry on its business as it is now being conducted, and is not required to be qualified to do business in any other jurisdiction.

     2.02   Authorization of the Agreement.   The execution and delivery of this
            ------------------------------
Agreement has been duly authorized by CMS-Parent and no further authorization is necessary on the part of CMS-Parent for the consummation of the transactions contemplated hereby.

     2.03   No Violation of Governing Instruments.   No provision of the
            -------------------------------------
Articles of Incorporation or By-Laws of CMS-Parent or of any agreement or instrument to which either CMS-Parent or CMS-Sub is a party or by which either of them are bound will be violated by the execution and delivery of this Agreement or by the performance or satisfaction of any agreement or condition herein contained to be performed or satisfied by CMS-Parent or CMS-Sub.

     2.04  Ownership of CMS-Sub Shares.   CMS-Parent hereby represents and
           ---------------------------
warrants to D'Jen that although stock certificates evidencing the outstanding shares of CMS-Sub were never prepared, it owns all of the issued and outstanding shares of CMS-Sub, free from any encumbrance whatsoever; but subject to a right
in favor of Mr. Edwin Cheng to acquire up to 20% of the CMS-Sub Shares.   CMS-
Parent hereby agrees to execute any and all documents necessary to fully transfer ownership of such shares to D'Jen, and herewith delivers to D'Jen a Certificate evidencing the share ownership of CMS-Parent in CMS-Sub.

     2.05   CMS-Sub.   CMS-Sub is a wholly-owned subsidiary of CMS-Parent, duly
            -------
incorporated, validly existing and in good standing under the laws of Singapore. No person has any claim, right, option or other interest in or to the stock or assets of CMS-Sub other than the shares of CMS-Sub owned by CMS-Parent, which are being transferred to D'Jen other than the right of Mr. Edwin Cheng described in Paragraph 2.04 above.

     2.06   Permits.   CMS-Sub possesses all the licenses, franchises, permits,
            -------
registrations and other governmental authorizations necessary for the continued conduct of its business without material interference or interruption.

     2.07   Financial Statements.   CMS-Parent has delivered to D'Jen copies of
            --------------------
the following (hereinafter sometimes collectively referred to as the "CMS-Sub Financial Statements"):

               The audited Balance Sheet as of June 30, 1993, and the related Profit and Loss Account for the year then ended, with accompanying representations to be executed by D'Jen and Mr. Jim Farooquee as the Directors of CMS-Sub.

               The unaudited Balance Sheet as of December 31, 1993 and the related Profit and Loss Account for the quarter then ended.

          To the best information and belief of the management of CMS-Parent, all such Financial Statements have been prepared in conformity with general accepted accounting principles consistently applied, and fairly present the financial condition of CMS-Sub as at the date indicated and the results of its
operations for the period ended thereon.   The date of December 31, 1993
specified above is hereinafter sometimes referred to as the Warranty Date with
respect to CMS-Sub.   Since December 31, 1993, except as contemplated or
permitted by this Agreement or otherwise disclosed in the Financial Statements mentioned above:

               (a) CMS-Sub has not declared or paid any dividend or made any other distribution on its capital stock;

               (b) CMS-Sub has not incurred any funded indebtedness (throughout this Agreement, "funded indebtedness" means indebtedness maturing by its terms or at the option of the obligor more than six (6) months after the date such indebtedness is incurred);

               (c) There as has been no material adverse change in the condition (financial or otherwise) or results of operations of CMS-Sub;

               (d) The business, properties or assets of CMS-Sub have not been adversely affected as the result of any strike, fire, accident, natural disaster or other casualty in a way material to CMS-Sub; and

               (e) CMS-Sub has not entered into any transaction or incurred any liabilities not in the ordinary course of business.

          2.08  Inter-Company Receivables.  All inter-company receivables and
                -------------------------
payables shall be deemed to be forgiven upon the consummation of the transaction contemplated by this Agreement, and CMS-Parent and CMS-Sub shall execute a Mutual Release of All Claims in the form attached as Exhibit "B" concurrent with the closing required by Paragraph 1.03 above.

Given the direct information and knowledge of D'Jen respecting the affairs of CMS-Sub, no further representations or warranties from CMS-Parent are deemed necessary by the parties to this Agreement; such that D'Jen is acquiring full ownership of CMS-Sub subject only to the express representations and warranties contained herein.

          2.09 Purchase of Product.  CMS-Parent represents and warrants that it
               -------------------
will sell those CMS Products developed prior to December 31, 1993 to CMS-Sub at a price equal to cost plus three percent (3%), on a C.O.D. basis, provided that D'Jen causes CMS-Sub to sell those products of CMS-Sub developed prior to December 31, 1993 to CMS-Parent at the same price and on the same terms. If either CMS-Parent or CMS-Sub desires to purchase product from the other, and such other party does not or cannot supply such requested product, the requesting party seeking to purchase shall be free to purchase product from any other person. The provisions of this Paragraph 2.09 shall expire on December 31, 1995.

          2.10   Survival.   The representations and warranties of CMS-Parent
                 --------
contained herein set forth shall be true as of the Closing Date, except for changes permitted or contemplated by the terms of this Agreement, and shall survive the Closing Date.


3.   REPRESENTATIONS AND WARRANTIES OF D'JEN.
     ---------------------------------------

          D'Jen hereby represents and warrants as follows:

          3.01  Ownership of CMS-Parent Shares.   D'Jen hereby represents and
                ------------------------------
warrants to CMS-Parent that he personally owns all of the 350,000 shares of CMS-Parent identified on Exhibit "A" free and clear from any encumbrance whatsoever.

          3.02  Acknowledgement of Knowledge Concerning the Affairs of CMS-Sub.
                --------------------------------------------------------------
D'Jen acknowledges that he has recently served as an officer of CMS-Parent and CMS-Sub, and continues to serve as an Executive Vice President of CMS-Parent and as an officer and Director of CMS-Sub, and that he was instrumental in the formation of CMS-Sub and has been instrumental in the operation of CMS-Sub since its formation, such that he has full knowledge of the affairs and business of CMS-Sub.

          3.03   Tax Consequences.   D'Jen represents that he will act in
                 ----------------
harmony with CMS-Parent to coordinate the tax position of CMS-Parent in the event any tax issues are raised by any taxing authority, U.S. or Singapore.

          3.04 Edwin Cheng Option.  D'Jen represents and warrants that he will
               ------------------
faithfully honor the obligation of CMS-Parent to issue up to 20% of the CMS-Sub Shares to Mr. Edwin Cheng.

          3.05   Survival.   The representations and warranties of D'Jen
                 --------
contained herein set forth shall be true as of the Closing Date, except for changes permitted or contemplated by the terms of this Agreement, and shall survive the Closing Date.


4.   COVENANTS AND CONDUCT OF CMS-PARENT AND CMS-SUB PRIOR TO THE CLOSING DATE.
     -------------------------------------------------------------------------

          CMS-Parent covenants, warrants and agrees that, from the date hereof to the Closing Date, except for transactions provided for herein permitted or disclosed in an exhibit or schedule hereto or expressly approved of in writing by D'Jen, CMS-Parent SHALL cause CMS-Sub to:

          4.01   Compensation.   Not increase the rate of compensation payable
                 ------------
or to become payable by it or make, accrue or become liable for any bonus, profit-sharing, termination or incentive payment to (i) any of its officers, directors or employees, or (ii) any other of its employees, except in the ordinary and usual course of business;

          4.02   Dividends.   Not declare or pay any dividend or distribution
                 ---------
(in cash or other property) in respect of any CMS-Sub Shares;

          4.03   Capital Changes.  Not purchase or otherwise acquire, or sell or
                 ---------------
issue any shares of its capital stock, for cash or other consideration;

          4.04   Encumbrance of Assets.   Not mortgage, pledge, or subject to
                 ---------------------
any lien, charge or encumbrance of any kind, any of its assets, tangible or intangible, exclusive of liens arising as a matter of law in the ordinary course of business as to which there is no known default;

          4.05   Incur Liabilities.   Not take any action which would cause it
                 -----------------
to incur any obligation or liability (absolute or contingent) except liabilities and obligations incurred in the ordinary course of business;

          4.06   Debt Retirement.   Not discharge or satisfy any lien or
                 ---------------
encumbrance, or pay any obligation or liability (absolute or contingent) other than (i) current liabilities disclosed in the Balance Sheet dated June 30, 1993, and (ii) liabilities incurred since June 30, 1993 in the ordinary course of business;

          4.07   Disposition of Assets.  Not sell or transfer any of its
                 ---------------------
tangible assets or cancel any debts or claims, except in each case in the ordinary and usual course of business;

          4.08   Disposition of Intangibles.   Not sell, assign, transfer or
                 --------------------------
otherwise dispose of patents, trademarks, tradenames, copyrights, licenses, customer lists, trade secrets, product registrations, or other intangible assets;

          4.09   Waivers.   Not knowingly waive any rights of substantial value;
                 -------

          4.10   Executory Agreements.   Not, except in the ordinary course of
                 --------------------
business, modify, amend, alter, or terminate (by written or oral agreement, or any manner of action or inaction) any of this executory agreements of a material nature or which are material in amount;

          4.11   Preservation of Labor Agreements.  Not take or permit any act
                 --------------------------------
or omission constituting a breach of, or default under, any collective bargaining agreement or union contract to which it is a party or by which it is bound which could have a material adverse effect on its business;

          4.12   Material Transactions.   Except as otherwise contemplated
                 ---------------------
herein, not enter into any transaction material in nature or amount other than in the ordinary and usual course of business;

          4.13   Long-Term Commitments.   Not undertake any major long-term
                 ---------------------
(long-term being defined as extending over a six (6) month period) purchase commitments or sale commitments, even though within the ordinary course of its business, without the prior written consent of D'Jen;

          4.14   Insurance.  Keep its property and assets insured in amounts and
                 ---------
with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

          4.15   Preservation of Business.   Use its best efforts to preserve
                 ------------------------
the possession and control of all of its assets, to keep in faithful service its present officers and key employees, to preserve the goodwill of its suppliers, customers and others having business relations with it, and to do nothing to impair its ability to keep and preserve its business existing o the date hereof after the Closing Date;

          4.16   Amend Articles.   Not amend its Articles of Incorporation or
                 --------------
By-Laws, or change or agree to change in any manner the rights of its outstanding capital stock or the character of its principal business;

          4.17   Preservation of Assets.   Maintain its properties and assets in
                 ----------------------
good repair, order and condition, reasonable wear and use and damage by fire or other casualty excepted;

          4.18   Maintenance of Records.  Maintain its books, accounts and
                 ----------------------
records in the usual, regular and ordinary manner on a basis consistent with that heretofore employed;

          4.19   Credit Practices.   Not extend credit in the sale of its
                 ----------------
products other than in accordance with credit practices in effect on the date hereof;

          4.20   Retention of Real Estate.  Not sell, mortgage, lease, buy or
                 ------------------------
otherwise acquire any real estate or any interest therein.

          4.21   Investigation.   Allow, at all reasonable times, D'Jen, his
                 -------------
employees, attorneys, accountants, and other authorized representatives, free and full access to its plants, properties, books, records, documents and correspondence, and all of the work papers and other documents relating to it in the possession of its auditors or counsel, in order that D'Jen may have full opportunity to make such investigation as he may desire of its properties and business;

          4.22   Compliance with Law.   Comply with all laws applicable to it or
                 -------------------
to the conduct of its respective business and will conduct its business in such manner that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date.


5.   D'JEN'S CONDITIONS TO CLOSING.
     -----------------------------

          The obligations of D'Jen to consummate this Agreement and to effect the transactions contemplated hereunder shall be subject to the following express conditions precedent:

          5.01   Continued Trust of Warranties.   The representations and
                 -----------------------------
warranties of CMS-Parent herein contained shall be true on and as of the Closing Date with the same force and effect as though made of such date, except for any variations permitted by this Agreement.

          5.02   Performance of Covenants.   CMS-Parent and CMS-Sub shall have
                 ------------------------
performed all covenants and obligations and complied with all conditions required or contemplated by this Agreement to be performed or complied with by them prior to the Closing Date.

          5.03   Damages by Casualty.  The business, properties, financial
                 -------------------
condition, earnings, prospects and operations of CMS-Sub shall not have been adversely affected on or prior to the Closing Date in any material way as a result of any accident or other casualty (whether or not covered by insurance) or any labor disturbance or Act of God or of the public enemy.

          5.04   No Adverse Change.  There shall have been no material adverse
                 -----------------
change in the business, properties, operations, financial condition or results of operations of CMS-Sub since June 30, 1994.

          5.05  Certificate.   Unless CMS-Parent shall have delivered to D'Jen a
                -----------
certificate executed by it dated the Closing Date, certifying that one or more of the conditions set forth in Paragraph 5.01 through 5.04 of this Agreement have not been fulfilled, the consummation of the Closing hereunder on the Closing Date shall constitute a representation and warranty by CMS-Parent that each of such conditions has been fulfilled or satisfied.

          5.06   Approval.   This Agreement shall have been authorized and
                 --------
approved by either the Board of Directors of CMS-Parent or its Executive Committee.

          5.07   Absence of Litigation.   Neither CMS-Parent nor CMS-Sub shall
                 ---------------------
be subject to an investigation by, or be a party to, subject to or bound by, any agreement or any judgment, order, writ, injunction or decree of, any court of governmental body which could prevent consummation of this Agreement or adversely affect the results thereof.

          5.10   Opinion of Counsel.   CMS-Parent shall have furnished D'Jen
                 ------------------
with a favorable opinion, dated the Closing Date, of Raymond L. Ridge, Esq. addressed to D'Jen in form and substance satisfactory to D'Jen and his counsel to the effect that:

               (a) CMS-Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of California;

               (b) All corporate proceedings required to be taken by or on the part of CMS-Parent to authorize it to carry out this Agreement have been performed, and this Agreement is valid and binding upon CMS-Parent and, subject to any insolvency laws of general applicability, is enforceable in accordance with its terms.

          Any of the conditions contained in Article 6 may be waived, in whole or in part by D'Jen.

          5.11 Tax Consequences.  CMS-Parent shall have deliverd to D'Jen prior
               ----------------
to Closing a letter from Arthur Andersen & Co. satisfactory to D'Jen addressing the tax consequences of this transaction as being "tax-free" in the U.S. (but not addressing the tax-free nature of the transaction in Singapore). This Agreement shall be subject to modification as to the provisions, if any, which may affect the intended "tax-free" nature of this transaction.


6.   CMS-PARENT CONDITIONS TO CLOSING.
     --------------------------------

          The obligation of CMS-Parent to consummate and to effect the transactions contemplated hereunder shall be subject to the following express conditions precedent:

          6.01   Continued Trust of Warranties.   The representations and
                 -----------------------------
warranties of D'Jen herein contained shall be true on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

          6.02   Performance of Covenants.  D'Jen shall have performed all
                 ------------------------
material covenants and obligations and complied with all material conditions required by this Agreement to be performed or complied with by him prior to the Closing Date.

          6.03   Certificate.   Unless D'Jen shall have delivered to CMS-Parent
                 -----------
a certificate executed by him, dated the Closing Date, certifying that one or more of the conditions set forth in Paragraph 6.01 and 6.02 hereof have not been fulfilled, the consummation of the Closing hereunder by D'Jen on the Closing Date shall constitute a representation and warranty by D'Jen that each of such conditions has been fulfilled or satisfied.

          Any of the conditions contained in Article 6 may be waived, in whole or in part, by CMS-Parent.


7.   SURVIVAL OF REPRESENTATIONS AND INDEMNIFICATION.
     -----------------------------------------------

          7.01   Survival Past Closing.   Any investigation or examination by
                 ---------------------
D'Jen of the business, properties or affairs of CMS-Sub shall not affect the representations and warranties of CMS-Parent herein contained, which representations and warranties shall survive the Closing; and the representations and warranties of D'Jen shall also survive the Closing.

          7.02   Indemnification of CMS-Parent by D'Jen.   Subject to the
                 --------------------------------------
foregoing, D'Jen agrees to indemnify CMS-Parent and its parent, subsidiaries, affiliates and their successors and assigns, and hold them harmless from any and all loss, damage or expense (including attorneys' fees incurred in enforcing a claim for indemnification) which they or any of them incur resulting from any misrepresentation or breach of warranty or of any covenant by D'Jen made or contained in this Agreement or the transactions contemplated herein, together with any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses (including, without limitation, interest, penalties, legal fees and accounting fees) incident to any of the foregoing; provided further that, in determining the loss, liability or damage resulting from deficiencies, the same shall include all such deficiencies (together with all penalties, interest, costs and expenses in respect to claims, suits or proceedings relating thereto) in respect to transactions entered into on or prior to the Closing Date, whether or not such transactions on the Closing Date are wholly or partially executory (any and all of the foregoing being hereinafter called a "Breach of Warranty").

          7.03   Indemnification of D'Jen by CMS-Parent.   Subject to the
                 --------------------------------------
foregoing, CMS-Parent agrees to indemnify D'Jen and his heirs, successors and assigns, and hold them harmless from any and all loss, damage or expense (including attorneys' fees incurred in enforcing a claim for indemnification) which they or any of them incur resulting from any misrepresentation or breach of warranty or of any covenant by CMS-Parent made or contained in this Agreement or the transactions contemplated herein, together with any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs, and expenses (including, without limitation, interest, penalties, legal fees and accounting fees) incident to any of the foregoing; provided further that, in determining the loss, liability or damage resulting from deficiencies, the same shall include all such deficiencies (together with all penalties, interest, costs and expenses in respect to claims, suits or proceedings relating thereto) in respect to transactions entered into on or prior to the Closing Date, whether or not such transactions on the Closing Date are wholly or partially executory (any and all of the foregoing being hereinafter called a "Breach of Warranty").

          7.04   Attorneys' Fees.  If, on account of any breach or default by
                 ---------------
CMS-Parent, or D'Jen of their respective obligations to the other party hereto, under the terms, conditions and covenants of this Agreement, it shall become necessary for either of the parties hereto to employ an attorney to enforce or defend any of its rights or remedies hereunder, and should such party prevail, it shall be entitled from the losing party to any reasonable attorneys' fees incurred in connection with such action.

8.   MISCELLANEOUS.
     -------------

          8.01   Broker For CMS-Parent.   CMS-Parent represents and warrants
                 ---------------------
that no person, firm or corporation has acted in the capacity of broker on its behalf to bring about the negotiations of this Agreement, and agrees to indemnify and hold harmless D'Jen against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of CMS-Parent, including, but not limited to, any claim from Mr. Mason Tarkeshian.

          8.02   Broker for D'Jen.  D'Jen represents and warrants that no
                 ----------------
person, firm or corporation has acted in the capacity of broker or finder on his behalf to bring about the negotiation of this Agreement, and agrees to indemnify and hold harmless CMS-Parent, its parent, subsidiaries and affiliates, against any claims or liabilities asserted against them by any person acting or claiming to act as a broker or finder on behalf of D'Jen.

          8.03   Notices.   Any notices or other communications required or
                 -------
permitted hereunder to CMS-Parent, and D'Jen shall be sufficiently given if delivered in person or sent by registered mail, postage prepaid, addressed as follows:

          In the case of CMS-Parent:

               CMS Enhancements, Inc.
               2722 Michelson Drive
               Irvine, California 92715

               ATTENTION:  Harold L. Clark,
                           President


          In the case of D'Jen:

               James D'Jen
               111 Hillcrest
               Irvine, California 92715

          With a copy to:

               Nick Yocca, Esq.
               Stradling, Yocca, Carlson & Rauth
               660 Newport Center Drive, Suite 1600
               Newport Beach, California 92660

or to such substituted address as any party has given notice to the other in writing.

          8.04   Waivers and Amendments.   Any failure by CMS-Parent or of D'Jen
                 ----------------------
to comply with any of their respective obligations, agreements or covenants as set forth herein may be expressly waived in writing by D'Jen in the case of a default by CMS-Parent, and by the Board of Directors, Executive Committee, or authorized officer of CMS-Parent in the case of a default by D'Jen.

          8.05   Counterparts.   This Agreement may be executed in one or more
                 ------------
counterparts, all of which taken together shall constitute one instrument.

          8.06   Confidentiality.   If this Agreement should be terminated as
                 ---------------
herein provided, the parties hereto shall each keep confidential any information (unless readily ascertainable from public information) obtained from the others concerning the properties, operations and business of the others, and shall return to the others any statements, documents or other written information obtained from the others in connection therewith.

          8.07   Expenses.  The parties hereto shall each pay their own expenses
                 --------
in connection with this Agreement and the transactions contemplated hereby.
The expense of furnishing documents required under this Agreement shall be borne by the party who is obligated to furnish the same.

          8.08   Termination of Agreement.   In the event that the Closing
                 ------------------------
hereunder does not take place because a condition specified in Article 5 or 6 hereof is not satisfied, then this Agreement shall thereupon terminate and, unless the foregoing is caused by the willful failure of one of the parties hereto to perform or satisfy an agreement or condition to be performed or satisfied by it hereunder, none of the parties hereto shall have any further obligation or liability to the other parties under this Agreement other than their respective obligations under Paragraph 8.07 hereof.

          8.09  Entire Agreement.   All prior negotiations and agreements
                ----------------
between the parties hereto are superseded by this Agreement and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in Exhibits delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto.



                     (This Space Intentionally Left Blank)

          WHEREFORE, the parties have set their hands the day and year first above written.

                              CMS-PARENT

                              CMS ENHANCEMENTS, INC.
                                a Delaware corporation
ATTEST:



Stephen G. Holmes,       By: Harold L. Clark, President
Secretary

                              D'JEN

                              JAMES D'JEN



                              James D'Jen